

STATE OF
ARIZONA
NEVADA
UTAH
CALIFORNIA
NEW MEXICO
MEXICO
MOHAVE
COCONINO
NAVAJO
APACHE
YAVAPAI
LA PAZ
GILA
MARICOPA
GRAHAM
YUMA
PINAL
PIMA
COCHISE
SANTA CRUZ
Courtesy: U.S. Bureau Of Land Management

Location of Bonanza Goldfields, Inc. Tarantula Property ★